EXHIBIT (H)(2)

                             ISLAMIA GROUP OF FUNDS

                            ADMINISTRATION AGREEMENT

     THIS ADMINISTRATION AGREEMENT (the "Agreement") is made as of the ______________ day of July, 2001, by and among ISLAMIA GROUP OF FUNDS (the "Trust"), INCOME ACHIEVERS, INC. ("IAI"), the Trust's investment adviser, and FUND SERVICES, INC. D/B/A CHAMPION FUND SERVICES (the "Administrator"), a Texas corporation.

WITNESSETH THAT:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the Trust's shares of common stock under the Securities Act of 1933, as amended (the "1933 Act") in one or more distinct series of shares (The "Fund or Funds"); and

     WHEREAS, the Trust, IAI and the Administrator desire to enter into this Agreement pursuant to which the Administrator will provide administrative services to the Fund, as may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust, IAI and the Administrator, intending to be legally bound hereby, agree as follows:

1. APPOINTMENT OF ADMINISTRATOR. The Trust and IAI hereby appoint the Administrator to perform the services described in this Agreement for the Fund, and the Administrator hereby accepts such appointment. The Administrator shall act under such appointment pursuant to the terms and conditions hereinafter set forth.

2. TRUST DOCUMENTS. The Trust has provided to the Administrator properly certified or authenticated copies of the following Trust related documents in effect on the date hereof: the Trust's organizational documents, including Articles of Incorporation and By-Laws; the Trust's Registration Statement on Form N-1A, including all exhibits thereto; the Fund's Prospectuses and Statement of Additional Information; all contracts with the Trust's investment adviser, transfer agent/shareholder servicing agent, distributor, accounting services agent and custodian; if applicable, notice filed with or granted by the Commodity Futures Trading Commission relating to the Trust's status as a commodity pool operator; and resolutions of the Trust's Board of Trustees authorizing the appointment of the Administrator and approving this Agreement (members of the Board of Trustees being referred to herein as "Trustees"). The Trust shall promptly provide to the Administrator copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

3. ADMINISTRATIVE SERVICES. Subject to the direction and control of the Board of Trustees of the Trust and to the extent not otherwise the responsibility of, or provided by, the Trust or other agents of the Trust, the Administrator shall provide the administrative services set forth on Schedule B hereto. The Trust and IAI shall provide, and shall cause the Trust's custodian, transfer agent/shareholder servicing agent, distributor, accounting services agent, legal counsel and independent public accountants to cooperate with the Administrator and to provide it with, such information, documents and advice as the Administrator may reasonably request in order to enable the Administrator to perform its duties hereunder. The Administrator shall provide office space, facilities, equipment and personnel necessary to perform its obligations under this Agreement.

4. ALLOCATION OF EXPENSES. The Administrator shall bear all costs and expenses associated with its obligation to provide the office space, facilities, equipment and personnel necessary to perform its duties under this Agreement, including compensation of officers of the Trust who are affiliated persons of the Administrator (if applicable). The Trust shall pay all its expenses other than those expressly stated to be payable by the Administrator hereunder, which expenses payable by the Trust shall include, without limitation: organizational expenses; fees and expenses payable to the Trust's investment adviser, custodian, transfer

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     agent/shareholder servicing agent, distributor,  accounting services agent,
     legal  counsel  and   independent   public   accountants;   all  documented
     out-of-pocket expenses incurred by the Administrator in connection with the provision of administrative services hereunder; the cost of obtaining quotations for calculating the value of the assets of the Fund; taxes levied against the Trust or the Fund; brokerage fees, mark-ups and commissions in connection with the purchase and sale of Fund securities; costs, including the interest expense, of borrowing money; costs and/or
     fees   incident  to  holding   meetings  of  the  Board  of  Trustees   and
     shareholders;   costs  and/or  fees  related  to   preparation   (including
     typesetting and printing charges) and mailing of copies of the Fund's Prospectuses, Statements of Additional Information, reports and proxy materials to the existing shareholders of the Fund and filing of reports with regulatory bodies; costs and/or fees related to maintenance of the Trust's existence; costs and/or fees of initial and on-going registration of shares with Federal and state securities authorities; costs of printing share certificates representing shares of the Fund; fees payable to, and expenses of, Trustees who are not "interested persons" of the Trust; premiums payable on the fidelity bond required by Section 17(g) of the 1940 Act, and any other premiums payable on insurance policies related to the Trust's business and the investment activities of the Fund; fees, voluntary assessments and other expenses incurred in connection with the Trust's membership in investment company organizations; and such non-recurring expenses as may arise, including actions, suits or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

5. RECORDKEEPING AND OTHER INFORMATION. The Administrator shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by
     Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, relating to the various services performed by it and not otherwise created and maintained by another party pursuant to a contract with the Trust. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by the Administrator for the periods and in the places required by Rule 31a-2 under the 1940 Act.

6. AUDIT, INSPECTION AND VISITATION. The Administrator shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, IAI or any other person retained by either of them. Upon reasonable notice by the Trust, the Administrator shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, IAI or any person retained by either of them.

7. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as otherwise provided herein, the Trust assumes full responsibility for ensuring that the Trust complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act, and the rules thereunder, and any other applicable laws, rules and regulations; provided, however, that all services performed by the Administrator hereunder, to the extent governed by any such laws, shall be rendered in compliance with the terms thereof.

8. COMPENSATION. The Trust shall pay to the Administrator as compensation for its services rendered hereunder the annual fee set forth in Schedule A; provided, however, that IAI (or its designee) shall reimburse the Trust for such payment to the extent of any applicable formal or informal expense limitation agreement. The fee shall be calculated and accrued daily, and paid monthly. The Trust shall also reimburse the Administrator for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, telecommunications charges, postage and delivery services, record retention costs, reproduction charges, Trustee supplies, and traveling and lodging expenses incurred by officers and employees of the Administrator. The Trust shall pay the Administrator's monthly invoices for administration fees and out-of-pocket expenses on the first business day following the respective month-end. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Trust shall pay to the Administrator an administration fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Administrator as of the termination date shall survive the termination of this Agreement.

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9.   APPOINTMENT OF AGENTS.  The  Administrator  may at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such provisions of this Agreement as the Administrator may from time to time direct; provided, however, that the appointment of any
     such  agent   shall  not   relieve   the   Administrator   of  any  of  its
     responsibilities or liabilities hereunder, and further provided that the Administrator shall be liable to the Trust and IAI for any loss to either of them arising out of the actions of such other parties unless such actions are taken in good faith and with due diligence, and do not involve either negligence or willful misconduct by such party.

10. USE OF ADMINISTRATOR'S NAME. The Trust shall not use the name of the Administrator or any of its affiliates in the Prospectuses, Statements of Additional Information, sales literature or other material relating to the Trust in a manner not approved prior thereto in writing by the Administrator; provided, however, that during the term hereof the Administrator shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments hereunder or that are required by the Securities and Exchange Commission (the "SEC") or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

11. USE OF NAME OF TRUST OR IAI. Neither the Administrator nor any of its affiliates shall use the name of the Trust, the Funds, or IAI or material relating to any of them on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto in writing by Trust and IAI; provided, however, that during the term hereof the Trust and IAI shall approve all uses of their names or the name of the Fund that merely refers in accurate terms to the appointment of the Administrator hereunder or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

12. LIABILITY OF ADMINISTRATOR. The duties of the Administrator shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator may, in connection with this Agreement, employ agents or attorneys in fact, and shall be liable for their conduct in accordance with the provisions of Section 9 hereof. With respect to its own conduct, the Administrator shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct. With the prior approval of IAI or the Trust (except with respect to routine matters when such prior approval shall not be required), the Administrator may consult counsel to the Trust or the Trust's independent public accountants or other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable for any action taken or omitted by the Administrator in good faith in reliance on the oral or written instruction of such counsel, independent public accountants or other experts. The Administrator shall not be liable for any action taken or omitted by the Administrator in reliance on the oral or written instruction, authorization, approval or information provided to the Administrator by any person reasonably believed by the Administrator to be authorized by the Trust or IAI to give such instruction, authorization, approval or information. The Administrator shall not be liable or responsible for any acts or omissions of any predecessor administrator or any other persons having responsibility for matters to which this Agreement relates prior to the effective date of this Agreement nor shall the Administrator be responsible for reviewing any such acts or omissions. Any person, even though also an officer, director, employee or agent of the Administrator or any of its affiliates, who may be or become an officer or Trustee of the Trust, shall be deemed, when rendering services to the Trust as such officer or Trustee, to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of the Administrator or any of its affiliates, even though paid by one of those entities. As used above in this Section 12 (except the previous sentence) and in Section 13, the term "Administrator" shall include directors, officers, employees and other agents of the Administrator.

13. INDEMNIFICATION. (a) The Trust hereby agrees to indemnify and hold harmless the Administrator from and against any and all claims, demands, expenses (including attorney's fees) and liabilities whether with or

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     without  basis  in  fact  or  law,  of  any  and  every  nature  which  the
     Administrator may sustain or incur or which may be asserted against the Administrator by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Administrator in good faith reliance upon any instrument, order or communication believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instruction or written instruction of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or permitted to be taken by the Administrator in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Administrator or its directors, officers, employees, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation; provided, however, that the Administrator shall agree that any advancement of expenses shall be returned to the Trust if it is ultimately determined by an administrative or judicial tribunal that the expenses (and related
     liability,   if  any)  resulted  from  the   Administrator's   own  willful
     misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

          The Administrator shall give prompt written notice to the Trust of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that the Administrator's inadvertent failure to notify the Trust of such threatened or pending legal proceeding shall not operate to relieve the Trust of any liability arising hereunder. The Trust shall be entitled, if it so elects, to assume the defense of any claim subject to this Indemnity and such defense shall be conducted by counsel chosen by the Trust with notice to the Administrator. In the event that the Trust elects to assume the defense of any claim pursuant to the preceding sentence, or in the event that the Administrator determines for any other reason to engage its own counsel, the Administrator shall bear the fees and expenses of counsel retained by it. If the Trust does not elect to assume the defense of a claim, the Trust shall advance or reimburse the Administrator, at the election of the Administrator, reasonable fees and expenses of any counsel retained by the Administrator, including reasonable investigation costs.

     (b) The Administrator hereby agrees to indemnify and hold harmless the Trust and IAI from and against all claims, demands, expenses (including attorney's fees) and liabilities, whether with or without basis in fact or law, of any and every nature which the Trust or IAI may sustain or incur or which may be asserted against either of them by any person by reason of, or as a result of, any action taken or omitted to be taken by the Administrator or any of its directors, officers, employees or agents, to the extent that such action was the result of its or their negligence, willful misconduct, bad faith or reckless disregard of duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation.

     The Trust or IAI shall give prompt written notice to the Administrator of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that any inadvertent failure to notify the Administrator of such written assertion or claim shall not operate to relieve the Administrator of any liability arising hereunder. The Administrator shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Indemnity, and such defense shall be conducted by counsel chosen by the Administrator with notice to the Trust or IAI, as applicable. In the event that the Administrator elects to assume the defense of any claim pursuant to the preceding sentence, or in the event that the Administrator determines for any other reason to engage its own counsel, the Trust or IAI, as applicable, shall bear the fees and expenses of additional counsel retained by it. If the Administrator does not elect to assume the defense of a claim, the Administrator shall advance or reimburse the Trust or IAI, at the election of such party, reasonable fees and expenses of any counsel retained by them, including reasonable investigation costs.

14. SCOPE OF DUTIES. The Administrator and the Trust shall regularly consult with each other regarding the Administrator's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Trust shall submit to the Administrator at a reasonable time in advance of filing with the SEC copies of any amended or supplemented Registration Statement of the Trust (including exhibits) under the 1940 Act and the 1933 Act, and, at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any change in the Administrator's obligations under the foregoing provisions shall be subject to the Administrator's approval. The Administrator shall have no obligation to perform any additional obligations unless requested to do so by the Trust or IAI. In the event that IAI or the Trust requests that the Administrator perform services representing a material increase in the Administrator's obligations hereunder, and the Administrator agrees to do so, the Administrator shall be entitled to receive reasonable compensation therefor.

15. DURATION. This Agreement shall become effective on the date first written above and shall continue in force for one year from that date, provided, however, that if during such one year term IAI no longer serves as investment adviser to any fund this Agreement will automatically terminate as to IAI only, as of the date of the termination of such advisory agreement, and this Agreement may be amended to add any successor investment adviser as a party hereto with the agreement of the remaining parties (the "Initial Term"). Thereafter, this Agreement shall continue in force from year to year (each a "Successive Term"), provided continuance after the Initial Term is approved at least annually by (i) the vote of a majority of the Trustees of the Trust and (ii) the vote of a majority of those Trustees of the Trust who are not "interested persons" of the Trust, and who are not parties to this Agreement or "interested persons" of any such party, cast at a meeting called for the purpose of voting on the approval, and (iii) by an appropriate officer of IAI.

16.  TERMINATION. This Agreement shall terminate as follows:
     a. This Agreement shall terminate automatically in the event of its assignment.
     b. Either the Trust, IAI or the Administrator may terminate this Agreement without penalty prior to the commencement of any Successive Term by providing to the other parties 90 days prior written notice of such termination.
     c. Any party (the "terminating party") may immediately terminate this Agreement during the Initial Term or any Successive Term in the event of a material breach of this Agreement by the other party (the "breaching party"), provided that the terminating party has given to the breaching party notice of such breach, and the breaching party has not remedied such breach within 45 days after receipt of such notice.

          Upon the termination of this Agreement, the Trust shall pay to the Administrator such compensation and out-of-pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Trust designates a successor to any of the Administrator's obligations hereunder, the Administrator shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by the Administrator under the foregoing provisions. Sections 4, 8, 10, 11, 12, 13, 16, 17, 21, 22, 23, 24 and 25 shall survive any termination of this Agreement.

17. FORCE MAJEURE. The Administrator shall not be liable for any delays or errors in the performance of its obligations hereunder occurring by reason of circumstances not reasonably foreseeable and beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communications or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Administrator, and not primarily attributable to the failure of the Administrator to reasonably maintain or provide for the maintenance of such equipment, the Administrator shall, at no additional expense to the Trust or IAI, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

18. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator, the Trust and IAI.

19. NON-EXCLUSIVE SERVICES. The types of administrative services rendered by the Administrator hereunder are not exclusive. The Administrator may render such services to any other investment company and have other businesses and interests.

20. DEFINITIONS. As used in this Agreement, the terms "assignment" and "interested person" shall have the respective meanings set forth in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

21. PRIVACY POLICY. It is the policy of the Administrator to maintain the security and privacy of all non-public personal information it collects on its clients and/or its clients' shareholders. Personal information that we collect may include: name, address, phone number, social security number/tax identification number, and date of birth, which may be received on or in applications or other forms, correspondence, or conversations. The Administrator restricts access to non-public personal information to those persons who require such information to provide service to the Administrator's clients and/or client shareholders and does not sell, nor make available, personally identifiable client and/or client shareholder information to non-affiliated parties.

     The Administrator shall treat confidentially and as proprietary information of the Trust all records and other information relating to the Trust and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Trust.

22. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 22 as promptly as practicable thereafter). Notices shall be addressed as follows:

          (a)  if to the Trust:

                    Islamia Group Of Funds
                    c/o Income Achievers,Inc.
                    2037 Bloomingdale Rd., Suite 211
                    Glendale Heights, IL 60139
                    Attn:  Ali Khan

          (b)  if to the Administrator:

                    Fund Services, Inc. d/b/a Champion Fund Services 14340 Torrey Chase Blvd., Suite 170
                    Houston, TX 77014-1024
                    Attn: Patricia Dobson

          (c)  if to IAI:

                    Income Achievers, Inc.
                    2037 Bloomingdale Rd., Suite 211
                    Glendale Heights, IL 60139
                    Attn:  Ali Khan

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     or to such other  respective  addresses as the parties  shall  designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

23. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

24. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the State of Texas to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

25. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

26. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

ISLAMIA GROUP OF FUNDS


By:                                         Date:
    ----------------------------------            --------------------
    Qamarrudin Ali Yar Khan

INCOME ACHIEVERS, INC.


By:                                         Date:
    ----------------------------------            --------------------
    Qamaruddin Ali Yar Khan, President

FUND SERVICES, INC., D/B/A CHAMPION FUND SERVICES


By:                                         Date:
    ----------------------------------            --------------------
    Patricia S. Dobson, President

                           CHAMPION FUND SERVICES(TM)
                                   SCHEDULE A
                                   ----------

                             ISLAMIA GROUP OF FUNDS

                          ADMINISTRATIVE SERVICES FEES
                          ----------------------------

ANNUAL BASE FEE (ONE FUND):     $21,000.00

Annual Asset Based Fee:         Based on average net assets

VARIABLE FEES (WAIVED):         One (1) basis point of total assets per month

*ADDITIONAL FUNDS OR SHARE
CLASSES: Two to Five Cusips: $750.00 per month per cusip Six or More Cusips: $500.00 per month per cusip

Out-of-pocket costs:     Standard out-of-pocket costs including, but not limited
                         to,  postage,  courier,  telephone,  travel,  printing,
                         copying,   filing  fees,   Trustee   supplies,   record
                         retention and other miscellaneous items. (Invoiced to Client at cost)

Conversion cost:         To be determined.

*With respect to the pending merger of Islamia Group of Funds and Azzad/Dow Jones Ethical Market Fund, the Administrator hereby agrees to provide administrative services as outlined in this Agreement to Islamia Group of Funds, currently a separate and distinct Trust and Series from Azzad/Dow Jones Ethical Market Trust, at the reduced fee schedule outlined as "Additional Trusts or Share Classes" (treating the Islamia Group of Funds as additional Funds hereunder) for a period of not more than four (4) months from the execution of the Administration Agreement with Islamia Group of Funds. If the pending merger of Azzad/Dow Jones Ethical Market Trust and Islamia Group of Funds has not taken place at the expiration of the four (4) month period, the Islamia Group of Funds' fee schedule shall be determined without taking the Azzad/Dow Jones Ethical Market Fund into consideration for the remainder of the Agreement term or until the merger has been completed.

ACKNOWLEDGEMENT AND ACCEPTANCE OF FEE SCHEDULE:

ISLAMIA GROUP OF FUNDS


By:                                     Date:
    ------------------------------            --------------------

INCOME ACHIEVERS, INC.


By:                                     Date:
    ------------------------------            --------------------

FUND SERVICES, INC., D/B/A CHAMPION FUND SERVICES


By:                                     Date:
    ------------------------------            --------------------

                                   SCHEDULE B

            ADMINISTRATIVE SERVICES PROVIDED BY TRUST SERVICES, INC.

1.   Provide  overall  day-to-day  Trust  administrative  management,  including
     coordination   of   investment   adviser,   custodian,   transfer   agency,
     distribution, and pricing and accounting activities;

2. Assist the Trust and Trust counsel with the design and development of the Trust, including investment objectives, policies and structure of new Trusts;

3.   Preparation   and  filing   with  the  SEC  of   Registration   Statements,
     Prospectuses, Statements of Additional Information, and proxy materials, with the assistance of Trust counsel;

4. Prepare and file such reports, applications and documents as may be necessary or desirable to register the Funds' shares with the Federal and state securities authorities, and monitor the sale of Fund shares for compliance with Federal and state securities laws;

5.   Prepare and file Annual and Semi-Annual Report on Form N-SAR;

6.   Prepare and file  reports to  shareholders,  including  the annual and semi
     annual  reports,  and  coordinate  mailing  Prospectuses,   notices,  proxy
     statements, proxies and other reports to shareholders;

7. Assist with layout and printing of shareholder communications, including Prospectuses and reports to shareholders;

8. Administer contracts on behalf of the Trust with, among others, IAI, custodian, transfer agent/shareholder servicing agent, distributor, and accounting services agent;

9. Coordinate the representations of outside legal counsel and independent public accountants to the Trust;

10. Assist the Trust in obtaining fidelity bond and trustees and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act, as such bonds and policies are approved by the Trust's Board of Trustees;

11. Prepare and maintain materials for trustees/management meetings including, agendas, attendance records and minute books;

12. Coordinate shareholder meetings, including assisting Trust counsel in preparation of minutes, preparation of proxy materials, with the assistance of Trust counsel, and tabulation of results;

13. Monitor and pay Trust bills, maintain Trust budget and report budget expenses and variances to Trust management;

14. Monitor the Trust's compliance with the investment restrictions and limitations imposed by the 1940 Act and state Blue Sky laws and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Trust's Prospectuses and Statement of Additional Information, and the investment restrictions and limitations necessary for the Fund to qualify as a regulated investment company- under Subchapter M of the Internal Revenue Code of 1986, as amended, or any successor statute;

15. Prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

16. Provide personnel to serve as officers of the Trust if so elected by the Board of Trustees of the Trust, and the Trust provides coverage for said officers under the Trust's Trustees and Officers and Errors and Omissions insurance;

17. Provide other administrative services as may be agreed from time to time in writing by the Trust, IAI and the Administrator;

18. Prepare and file the Trust's annual report pursuant to Rule 24f-2 of the Investment Company Act of 1940, as amended, with the assistance of Trust counsel.